UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): March 25, 2005

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Blvd, Suite 710, McLean, Virginia 22102

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Rowe Companies (the “Company”) has reviewed its method of accounting for leases in response to views expressed in a letter issued by the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) to the American Institute of Certified Public Accountants on February 7, 2005. As a result of this review, on March 25, 2005, management of the Company advised the Audit Committee of the Company’s Board of Directors that it had made a determination, similar to recent determinations by many other retail companies, that its current method of accounting for leases was not consistent with the recently expressed views of the SEC staff.

Management and the Audit Committee also discussed these issues with the Company’s independent registered public accounting firm, BDO Seidman, LLP. After these discussions, the Audit Committee concluded on March 25, 2005, in concurrence with management’s determination, that the prior accounting for these leases was in error and will require restatement of certain prior period financial statements. As a result, the previously issued financial statements included in the Company’s fiscal 2004 Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q filed during fiscal 2004 should no longer be relied upon.

On March 28, 2005, the Company issued a press release announcing the revision of its method of accounting for leases and planned restatement of prior period financial statements. The full text of the press release issued by the Company is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release Issued on March 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES
Registrant

Date: March 31, 2005	/s/ Gene S. Morphis
Gene S. Morphis
Chief Financial Officer;
Secretary-Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Issued on March 28, 2005